EXHIBIT 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT AND GENERAL RELEASE (the “Settlement Agreement”) is being entered into this 26th day of October, 2010 (the “Effective Date”) by and between ABN AMRO BANK N.V. (“ABN”), THE ROYAL BANK OF SCOTLAND PLC (“RBS”), LAZARE KAPLAN INTERNATIONAL INC. (“LKI”), LAZARE KAPLAN JAPAN INC. (“LK Japan”), LAZARE KAPLAN EUROPE INC. (“LK Europe”) and LAZARE KAPLAN AFRICA INC. (“LK Africa,” together with LK Japan and LK Europe, the “Guarantors,” the Guarantors, together with LKI, the “LKI Parties” or individually as an “LKI Party”).  ABN, RBS, LKI, LK Japan, LK Europe and LK Africa are referred to individually herein as the “Party” or collectively as the “Parties.”

RECITALS:

WHEREAS, LKI and ABN are parties to: (i) the Facility Letter dated as of February 27, 2009 (the “Facility Letter”) and (ii) the Amended and Restated Credit Agreement dated as of February 27, 2009 (the “Credit Agreement”);

WHEREAS, ABN asserts that LKI owes ABN principal plus unpaid interest and out-of-pocket expenses under the Facility Letter and the Credit Agreement (the “New York Obligations”);

WHEREAS, pursuant to two guaranties, each dated February 27, 2009 (the “Facility Letter Guaranty” and the “Credit Agreement Guaranty”), the Guarantors guaranteed the New York Obligations;

WHEREAS, ABN extended credit to Gulfdiam DMCC (“Gulfdiam”);

WHEREAS, ABN asserts that Gulfdiam owes ABN principal, interest, fees and expenses pursuant to the credit ABN extended to Gulfdiam (the “Gulfdiam Obligations”);

WHEREAS, pursuant to the Guaranty dated September 1, 2007 (the “LKI-Gulfdiam Guaranty”), LKI guaranteed up to fifty-percent of the Gulfdiam Obligations (the “LKI-Gulfdiam Guaranty Obligations”);

WHEREAS, LK Japan and RBS are parties to the Amended and Restated Credit Facility Agreement dated as of February 28, 2009 (the “Japan Credit Agreement”);

WHEREAS, RBS asserts that LK Japan owes RBS principal plus all unpaid interest and out-of-pocket expenses under the Japan Credit Agreement (the “Japan Obligations”);

WHEREAS, pursuant to the Guarantee dated April 16, 2009 (the “Japan Guarantee,” together with the New York Obligations, the LKI-Gulfdiam Guaranty Obligations, the Facility Letter Guaranty, the Credit Agreement Guaranty, and the Japan Obligations, the “ABN/RBS Obligations”)), LKI guaranteed the Japan Obligations;

WHEREAS, LKI contends that it has claims against ABN and RBS arising from the relationship and business dealings between LKI and ABN and LKI and RBS relating to the ABN/RBS Obligations and Gulfdiam, and arising from other events, circumstances and business dealings, that negate, excuse or give the LKI Parties a right of set-off, from their payment obligations under the above described ABN/RBS Obligations, credit facilities and guarantees and/or a claim for damages against ABN and/or RBS (the “LKI Claims”);

WHEREAS, ABN and RBS contend that the LKI Claims are baseless and without merit; and

WHEREAS, the Parties desire to avoid litigation, further expense and to resolve amicably all matters and disputes among them;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Consideration.

a.
Payment.  LKI shall make a single payment of $14,000,000 (the “Settlement Amount”) by wire transfer of immediately available funds to the wire instructions set forth on Annex A no later than 4:00 p.m. (New York time) October 26, 2010, provided, that subject to Paragraph 3 below, ABN’s receipt of the Settlement Amount (on behalf of ABN and RBS) shall be deemed by ABN and RBS to constitute satisfaction in full by LKI of all of the ABN/RBS Obligations.  ABN shall apply the Settlement Amount pro rata to the ABN/RBS Obligations as follows: $7,488,387.16 to the New York Obligations, $5,073,402.01 to the LKI-Gulfdiam Guaranty Obligations and $1,438,210.83 to the Japan Obligations.

b.
Delivery of ABN’s Interest in LKI’s Shares to LKI.  ABN hereby conveys, transfers, assigns and delivers to LKI, and LKI hereby accepts from ABN, ABN’s respective legal and equitable right, title and interest in and to (i) certificate LK2049, representing 1,180,000 shares of LKI stock (ii) certificate LK2050, representing 125,000 shares of LKI stock, (iii) certificate LK2052, representing 180,000 shares of LKI stock and (iv) all other shares of LKI stock maintained by ABN in the Share Account (as defined below) representing 666,103 shares of LKI stock (collectively 2,151,103 shares of LKI stock the “LK Shares”), which shares are held by CitiGroup Global Mkts. Inc. (the “Securities Intermediary”) in account number 401-14839-16 (the “Share Account”).  Except as a different time period is specified below, within ten (10) days of execution of this Settlement Agreement, (1) ABN shall deliver a letter of instruction to the Securities Intermediary, in form and substance reasonably satisfactory to the Securities Intermediary and ABN, to effect the transfer of the LK Shares (including, to the extent certificated, the actual certificates representing such LK Shares or a lost certificate affidavit with respect to any lost certificates), from the Share Account to LKI (subject to paragraph 3 of this Settlement Agreement), (2) ABN shall deliver a letter of instruction to LKI’s transfer agent, BNY Mellon Share Owners Services (“BNY Mellon”), 480 Washington Blvd., Jersey City, New Jersey 07310-1990, in form and substance reasonably satisfactory to BNY Mellon and ABN, to effect the transfer of the LK Shares to LKI, subject to Paragraph 3 of this Settlement Agreement, and to take direction from LKI with respect to the LK Shares, (3) on the Effective Date, ABN shall deliver to BNY Mellon a copy of a corporate resolution of ABN authorizing the transfer of the LK Shares free and clear of any lien or encumbrances imposed by ABN, (4) ABN shall deliver to BNY Mellon an original stock power with Medallion Signature Guarantee, if possible, or similar certification and (5) on the Effective Date, LKI shall deliver to ABN evidence prior to the transfer of the LK Shares that LKI has waived the poison pill.  For ten (10) days following the Effective Date, ABN and LKI shall cooperate with any reasonable requests of BNY Mellon or the Securities Intermediary that are actually necessary to transfer the LK Shares to LKI.

c.
Assignment of Insurance.  ABN hereby conveys, transfers, assigns and delivers to LKI, and LKI hereby accepts from ABN, all of ABN’s right, title and interest: (i) if any, under the certain insurance policies numbered  B0576GNYA96B, B0576GMYA96B, B0576GLYA472 and B0576GLYB472 (the “Insurance Policies”), but only to the extent of ABN’s interest in the Insurance Policies and subject to the provisos of this clause (c); (ii) any payment made to any LKI Party under the Agreement for Interim Payment, dated December 31, 2009, between LKI and the underwriters of the Insurance Policies numbered B0576GLYA472 and B0576GLYB472 (the “Interim Payment Agreement”); and (iii) any amounts that any LKI Party receives with respect to any settlement reached or judgment rendered in connection with the Insurance Policies and/or the Interim Payment Agreement; provided, that nothing herein constitutes nor shall be deemed a conveyance, transfer or assignment of any right, title or interest that Gulfdiam or any other person may have with respect to the Insurance Policies; provided, further, that nothing herein constitutes nor shall be deemed a conveyance, transfer, or assignment of ABN’s right, title or interest in the Gulfdiam Obligations or ABN’s right, title or interest to receive proceeds of the Insurance Policies from Gulfdiam or any other person (other than an LKI Party) as a creditor of Gulfdiam or any other person (other than an LKI Party) to the extent that Gulfdiam or any other person (other than an LKI Party) is entitled to any proceeds of the Insurance Policies.

2.           Releases.   In consideration of the Settlement Amount, transfer of the LK Shares and the other terms and conditions set forth herein the Parties release each other as follows (each, a “Release” and collectively, the “Releases”):

a.
Mutual Release Among ABN and LKI Parties.  ABN, on the one hand, and each LKI Party, on the other, on their own behalf and on behalf of each of their successors, predecessors, successors in interest and assigns, parents, subsidiaries, affiliates (which, for the purposes of this Settlement Agreement, does not include Gulfdiam), current and former officers, directors, attorneys, principals, members, representatives, agents, servants and employees and their respective issue, heirs, executors, administrators, successors and assigns (in each case, past, present or future) hereby release and forever discharge each other, and each other’s successors, predecessors (including, but not limited to, The Royal Bank of Scotland N.V. and its successors, predecessors, successors in interest and assigns, parents, subsidiaries, affiliates, current and former officers, directors, attorneys, principals, members, representatives, agents, servants and employees and its respective issue, heirs, executors, administrators, successors and assigns (in each case, past, present or future), collectively, “RBS N.V.”)), former lenders of the ABN/RBS Obligations (including, but not limited to, RBS N.V.), successors in interest, heirs, assigns, parents, subsidiaries, affiliates (which, for the purposes of this Settlement Agreement, does not include Gulfdiam), current and former officers, directors, attorneys, principals, members, representatives, agents, servants, employees and their respective issue, heirs, executors, administrators, successors and assigns (in each case, past, present, or future) from any and all claims, suits, demands, obligations, liabilities, damages (including but not limited to consequential and punitive damages), actions, causes of action, claims for attorney fees, costs and expenses, and lawsuits of every kind and description, in law or in equity, whether in the United States (based on any federal or state law or right of action) or in any other country in the world (based on any foreign law or right of action), whether known or unknown, whether foreseen or unforeseen, whether matured or unmatured, accrued or not accrued, which any of them ever had, now has or may in the future have for, upon or by reason of any matter, cause, or thing whatsoever, whether known or unknown, or disclosed to any of them, from the beginning of time to the Effective Date related to the ABN/RBS Obligations and the LKI Claims (the “ABN/LKI Released Claims”).

b.
Mutual Release Among RBS and LKI Parties.  RBS, on the one hand, and each LKI Party, on the other, on their own behalf and on behalf of each of their successors, predecessors, successors in interest, and assigns, parents, subsidiaries, affiliates (including, but not limited to RBS N.V., but which, for the purposes of this Settlement Agreement, does not include Gulfdiam), current and former officers, directors, attorneys, principals, members, representatives, agents, servants and employees and their respective issue, heirs, executors, administrators, successors and assigns (in each case, past, present or future) hereby release and forever discharge each other, and each other’s successors, predecessors, successors in interest, heirs, assigns, parents, subsidiaries, affiliates (including, but not limited to RBS N.V., but which, for the purposes of this Settlement Agreement, does not include Gulfdiam), current and former officers, directors, attorneys, principals, members, representatives, agents, servants, employees and their respective issue, heirs, executors, administrators, successors and assigns (in each case, past, present or future) from any and all claims, suits, demands, obligations, liabilities, damages (including, but not limited to consequential and punitive damages), actions, causes of action, claims for attorney fees, costs and expenses, and lawsuits of every kind and description, in law or in equity, whether in the United States (based on federal or state law or right of action) or in any other country in the world (based upon any foreign law or right of action), whether known or unknown, whether foreseen or unforeseen, whether matured or unmatured, accrued or not accrued, which any of them ever had, now has or may in the future have for, upon or by reason of any matter, cause, or thing whatsoever, whether known or unknown, or disclosed to any of them, from the beginning of time to the effective date of this Settlement Agreement related to the ABN/RBS Obligations and the LKI Claims (the “RBS/LKI Released Claims”).

c.
It is the intention of all of the Parties that the releases contained in paragraph 2(a) and 2(b) be the broadest form of release of liability permitted by law and is meant to encompass, inter alia, any past, present or future claim, condition or injury, except any claim that may arise out of the breach of this Settlement Agreement.

d.
ABN, RBS and each LKI Party covenant not to institute, maintain or prosecute any action, claim, proceeding or cause of action of any kind to enforce any of the ABN/LKI Released Claims or RBS/LKI Released Claims.  In any litigation arising from or related to an alleged breach of this Settlement Agreement between ABN and any LKI Party, or RBS and any LKI Party, ABN, RBS and each LKI Party covenant and agree that the release in this paragraph 2 may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence without any foundation or testimony whatsoever.

e.
The rights of the Parties as against all persons or entities that are not released by the Releases (including but not limited to, any other financial institutions, other diamond related companies or any insurance companies) are not affected and such rights (if any) may be enforced in existing or future legal actions involving any Party.

f.
Nothing contained in this Settlement Agreement shall be deemed a waiver of any Party’s right to seek discovery (or object to such discovery request) from any other Party in connection with any actually pending litigation (whether such litigation is pending on the Effective Date or in the future), arbitration, mediation or alternative dispute resolution proceeding to which such Party is a party.

3.           Limitations on Settlement Agreement.

a.
Notwithstanding anything to the contrary contained herein, if, at any time, the payment of the Settlement Amount, exchange of the Releases, transfer of the LK Shares or ABN’s rights under the Insurance Policies or any other consideration provided hereunder shall be invalidated, declared to be fraudulent or preferential, reduced, disgorged, reclaimed, recouped, set aside or rescinded by a final order, judgment or approval of a settlement agreement or stipulation of settlement by a court of competent jurisdiction and ABN shall be required, by such final order, judgment or approval of a settlement agreement or stipulation of settlement, to return any portion of the Settlement Amount to any LKI Party or its successors (including, but not limited to, any trustee, receiver, litigation trust or bankruptcy estate): (i) this Settlement Agreement (including, but not limited to, the Releases) shall be null and void and of no force and effect, (ii) ABN and RBS shall be free, in accordance with the Credit Agreement, the Facility Letter, the Facility Letter Guaranty, the Credit Agreement Guaranty, the LKI-Gulfdiam Guaranty, the Japan Credit Agreement, the Japan Guarantee, applicable law and equity, to exercise and enforce or to take steps to exercise and enforce all other rights, powers, privileges and remedies available to it with respect to the ABN/RBS Obligations as if this Settlement Agreement had not been entered into, (iii) the transfer of the LK Shares to LKI shall be deemed null and void and the Parties shall take all steps necessary to restore the ownership of rights to the LK Shares and the proceeds thereof as in effect on the Effective Date, (iv) LKI’s rights granted hereunder to and under the Insurance Policies shall be deemed null and void and the Parties shall take all steps necessary to restore ABN’s rights to the Insurance Policies and the proceeds thereof as in effect on the Effective Date; (v) the LKI Parties shall be free to assert the LKI Claims and take all other steps under applicable law and equity, to exercise and enforce or to take steps to exercise and enforce all other rights, powers, privileges and remedies available to it with respect to the LKI Claims as if this Settlement Agreement had not been entered into and (vi) ABN shall return the Settlement Amount to LKI.  In such event, any and all statutes of limitations applicable to the LKI Claims and the ABN/RBS Obligations shall be deemed to have been tolled from the Effective Date through the date of such final order, judgment or approval of a settlement agreement or stipulation of settlement (the “Tolling Period”) and each of ABN, RBS and each LKI Party, on behalf of itself and its successors, successors in interest, assigns, parents, subsidiaries, affiliates (other than Gulfdiam) current and former officers, directors, attorneys, principals, members, representatives, agents, servants and employees and their respective issue, heirs, executors, administrators, successors and assigns (in each case, past, present or future) forever waive any and all defenses based on calculation of any and all applicable statutes of limitation that include the Tolling Period.

b.	Nothing contained herein, however, shall bar any action or claim to enforce the terms of this Settlement Agreement.

4.           Representations and Warranties of each LKI Party.  In order to induce RBS and ABN to enter into this Settlement Agreement, each LKI Party hereby represents and warrants to each of RBS and ABN as follows and agrees that each of the said representations and warranties shall be deemed to survive until full and complete performance of this Settlement Agreement:

a.
Authority.  The execution, delivery and performance by each LKI Party of this Settlement Agreement and the consummation of the transactions contemplated hereby are: (i) within the power of such LKI Party and (ii) has been duly authorized by all necessary actions on the part of such LKI Party pursuant to the resolutions delivered by each LKI Party to RBS and ABN, which have been duly adopted by the appropriate governing body of each LKI Party and are continuing in effect.

b.
Enforceability.  This Settlement Agreement has been duly executed and delivered by each LKI Party and constitutes a legal, valid and binding obligation of such LKI Party, enforceable against such LKI Party in accordance with its terms, except as may be limited by bankruptcy, insolvency or other governmental rules of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

c.
Non-Contravention.  The execution and delivery by each LKI Party of this Settlement Agreement and the performance and consummation of the transactions contemplated hereby do not violate (i) any law applicable to such LKI Party or (ii) any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate, any material contractual obligation of such LKI Party.

d.
Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including equity holders of any person) is required in connection with the execution and delivery of this Settlement Agreement by any LKI Party or the performance or consummation of the transactions contemplated hereby, except for those which have been made or obtained and are in full force and effect.

5.           Representations and Warranties of RBS.  In order to induce the LKI Parties to enter into this Settlement Agreement, RBS hereby represents and warrants to each LKI Party (severally, and not jointly) as follows and agrees that each of the said representations and warranties shall be deemed to survive until full and complete performance of this Settlement Agreement:

a.
Authority.  The execution, delivery and performance by RBS of this Settlement Agreement and the consummation of the transactions contemplated hereby are: (i) within the power of RBS and (ii) has been duly authorized by all necessary actions on the part of RBS.

b.
Enforceability.  This Settlement Agreement has been duly executed and delivered by RBS and constitutes a legal, valid and binding obligation of RBS, enforceable against RBS in accordance with its terms, except as may be limited by bankruptcy, insolvency or other governmental rules of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

c.
Non-Contravention.  The execution and delivery by RBS of this Settlement Agreement and the performance and consummation of the transactions contemplated hereby do not violate (i) any law applicable to RBS or (ii) any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate, any material contractual obligation of RBS.

d.
Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including equity holders of any person) is required in connection with the execution and delivery of this Settlement Agreement by RBS or the performance or consummation of the transactions contemplated hereby, except for those which have been made or obtained and are in full force and effect.

6.           Representations and Warranties of ABN.  In order to induce the LKI Parties to enter into this Settlement Agreement, ABN hereby represents and warrants to each LKI Party (severally, and not jointly) as follows and agrees that each of the said representations and warranties shall be deemed to survive until full and complete performance of this Settlement Agreement:

a.
Authority.  The execution, delivery and performance by ABN of this Settlement Agreement and the consummation of the transactions contemplated hereby are: (i) within the power of ABN and (ii) has been duly authorized by all necessary actions on the part of ABN.

b.
Enforceability.  This Settlement Agreement has been duly executed and delivered by ABN and constitutes a legal, valid and binding obligation of ABN, enforceable against ABN in accordance with its terms, except as may be limited by bankruptcy, insolvency or other governmental rules of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

c.
Non-Contravention.  The execution and delivery by ABN of this Settlement Agreement and the performance and consummation of the transactions contemplated hereby do not violate (i) any law applicable to ABN or (ii) any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate, any material contractual obligation of ABN.

d.
Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including equity holders of any person) is required in connection with the execution and delivery of this Settlement Agreement by ABN or the performance or consummation of the transactions contemplated hereby, except for those which have been made or obtained and are in full force and effect.

7.           Costs and Expenses.  Each Party shall bear its own costs and expenses related to this Settlement Agreement, including attorneys’ fees incurred in connection therewith.

8.           No Admission. This Settlement Agreement is a settlement and compromise of disputed claims and does not constitute and is not to be construed as a reflection or admission of any wrongdoing, fault, or liability by any Party or of any of their parents, subsidiaries, affiliates, current and former officers, directors, attorneys, principals, members, representatives, agents, servants or employees.

9.           Disclosure.  To the extent required in the legal opinion of LKI’s counsel, LKI will file this Settlement Agreement with the Securities Exchange Commission.

10.         Representation by Counsel. The Parties represent and acknowledge that they have discussed this Settlement Agreement with legal counsel; that they have read and understand all the provisions of this Settlement Agreement; that they voluntarily enter into this Settlement Agreement; and that they have the capacity to enter into this Settlement Agreement.

11.         Jointly Drafted.  This Settlement Agreement shall be considered as drafted jointly by the Parties, and no ambiguity or uncertainty found in the terms hereof shall be construed for or against either Party based on an attribution of drafting to either Party.

12.         Headings.  The headings used herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

13.         Choice of Law; Jurisdiction.  This Settlement Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.  The Parties hereto irrevocably submit to the jurisdiction of the New York Supreme Court, New York County, or the United States District Court for the Southern District of New York with respect to any suit, action or proceeding arising out of or relating to this Settlement Agreement.

14.         Counterparts. This Settlement Agreement may be executed and delivered (including, without limitation, by facsimile transmission or other electronic means) in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

15.         Benefit of Successors.  This Settlement Agreement shall inure to the benefit of the Parties hereto and their respective successors and assigns.

16.         Amendments, Waivers, Etc.  No amendment to or waiver of any provision of this Settlement Agreement, nor consent to any departure by any Party of its obligations under this Settlement Agreement, shall in any event be effective unless the same shall be in writing and signed by the Parties affected by such amendment, modification or waiver, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17.         No Waiver.  Nothing contained in this Settlement Agreement shall be construed or interpreted, nor is it intended, as a waiver of or limitation of any rights, powers, privileges or remedies that: (i) ABN or RBS may have with respect to the ABN/RBS Obligations or the Gulfdiam Obligations against any party other than the LKI Parties or (ii) any claims that any LKI Party may have against any party other than ABN, The Royal Bank of Scotland N.V. or RBS.

18.         Third Party Beneficiary.  The Royal Bank of Scotland N.V. is a third party beneficiary of this Settlement Agreement.

19.         Notices.  All notices, demands, or other communications hereunder shall be in writing and shall be sent overnight mail to the following recipients, or to such other recipients and addressees as the Parties may hereafter designate in writing:

To LKI Parties: Lazare Kaplan International Inc. 19 West 44th Street New York, New York 10036 Attention: William Moryto	With copies to: Herrick, Feinstein LLP 2 Park Avenue New York, New York 10016 Attention: Christopher J. Sullivan, Esq. Fax: (212) 592-1500

To ABN: ABN AMRO Bank N.V. Foppingadreef 22, Amsterdam Postbus 283, 1000 EA, Amsterdam AA 3532 Attention: Harko Vos Email: harko.vos@nl.abnamro.com	With copies to: Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, New York 10019 Attention: John Ansbro, Esq. Fax: (212) 506-3741

To RBS: The Royal Bank of Scotland plc Head of Legal, GBM 135 Bishopsgate London EC2M 3UR	With copies to: Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, New York 10019 Attention: John Ansbro, Esq. Fax: (212) 506-3741

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date written above.

LAZARE KAPLAN INTERNATIONAL INC.

By:______________________________
Name:___________________________
Title: ____________________________

LAZARE KAPLAN EUROPE INC.

By:______________________________
Name:___________________________
Title: ____________________________
LAZARE KAPLAN AFRICA INC.

By:______________________________
Name:___________________________
Title: ____________________________

LAZARE KAPLAN JAPAN INC.

By:______________________________
Name:___________________________
Title: ____________________________

ABN AMRO BANK N.V.

By:______________________________
Name:___________________________
Title: ____________________________

By:______________________________
Name:___________________________
Title: ____________________________

THE ROYAL BANK OF SCOTLAND PLC

By:______________________________
Name:___________________________
Title: ____________________________

Annex A
Wire Instructions

Beneficiary's bank:
ABN AMRO Bank N.V.  (Belgium Branch)
Pelikaanstraat 70-76
2018 Antwerp, Belgium

Swift Address:
ABNABE2AIDJ

Account beneficiary:
BE89674540608185

Name/ Address Beneficiary:
ABN AMRO INT US LOAN ACC
Pelikaanstraat 70-76
2018 Antwerp, Belgium

Details of payment:
Agreement dated 26 October 2010